UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 20, 2012

PALO ALTO NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35594	20-2530195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Olcott Street

Santa Clara, California 95054

(Address of principal executive offices, including zip code)

(408) 753-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 20, 2012, Palo Alto Networks, Inc. (the “Company”) and SI 34, LLC, a California limited liability company (the “Landlord”), entered into (i) a lease agreement (the “4301 Building Lease”) with respect to approximately 150,128 rentable square feet of space located at 4301 Great America Parkway, Santa Clara, California (the “4301 Building”), and (ii) a lease agreement (the “4401 Building Lease”) with respect to approximately 151,035 rentable square feet of space located at 4401 Great America, Santa Clara, California (the “4401 Building”). The term of the 4301 Building Lease commences on November 1, 2012 with respect to approximately 45,000 rentable square feet of space (the “Initial Space”) in the 4301 Building and on August 1, 2013 with respect to the remainder of the space in the 4301 Building. The term of the 4401 Building Lease commences on August 1, 2013 with respect to all of the space in the 4401 Building. Both leases expire on July 31, 2023. In addition, the Company has options to extend the terms of both leases (simultaneously) for two (2) additional periods of five (5) years each at ninety-five percent (95%) of the then current market rental rate determined in accordance with the terms of the leases.

Under each lease, rent will be paid on a monthly basis and will increase incrementally over the term of each lease, with an overall average rate of approximately $2.60 per rentable square foot per month over the lease term. The 4301 Building Lease provides that no base rent will be due with respect to the Initial Space during the first four (4) months of the lease term, and, the 4401 Building Lease provides that no base rent will be due during the first six (6) months of the lease term. Both leases require the Company to reimburse the Landlord for certain operating expenses, including real estate taxes and insurance costs.

The foregoing summaries of each lease do not purport to be complete and are qualified in their entirety by reference to the 4301 Building Lease and the 4401 Building Lease, each of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2012.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above and referenced under Item 1.01 is hereby incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALO ALTO NETWORKS, INC.

By:	/s/ Mark D. McLaughlin
Mark D. McLaughlin President and Chief Executive Officer

Date: September 24, 2012